AMENDMENT NO. 5 TO LOAN AND SECURITY AGREEMENT

                           J.B. POINDEXTER & CO., INC.
                              1100 Louisiana Street
                                   Suite 5400
                              Houston, Texas 77002

                                                        As of March 8, 2000

Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036

Ladies and Gentlemen:

     Congress Financial Corporation ("Lender"), J.B. Poindexter & Co., Inc. ("Borrower"), EFP Corporation ("EFP"), Lowy Group, Inc. ("Lowy"), Magnetic Instruments Corp. ("MIC"), Morgan Trailer Mfg. Co. ("Morgan"), Truck Accessories Group, Inc. ("TAG"), and Raider Industries Inc. ("Raider"; and together with EFP, Lowy, MIC, Morgan and TAG, each individually, a "Guarantor" and, collectively, "Guarantors") have entered into certain financing arrangements as set forth in the Loan and Security Agreement, dated as of June 28, 1996, by and among Lender, Borrower and Guarantors, as amended by Amendment No. 1 to Loan and Security Agreement, dated May 13, 1998, Amendment No. 2 to Loan and Security Agreement, dated as of June 30, 1998, Amendment No. 3 to Loan and Security Agreement, dated as of June 24, 1999 and Amendment No. 4 to Loan and Security Agreement, dated as of February 25, 2000 (and as amended hereby and as
heretofore  amended  or  may  hereafter  be  amended,  modified,   supplemented,
extended, renewed, restated or replaced, the "Loan Agreement"), together with all other agreements, documents, supplements and instruments now or at any time hereafter executed and/or delivered by Borrower, Guarantors or any other person, with, to or in favor of Lender in connection therewith (all of the foregoing, together with this Amendment and the other agreements and instruments delivered hereunder, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the
"Financing Agreements"). For purposes of this Amendment, unless otherwise defined herein, all capitalized terms used herein, shall have the respective meanings ascribed to them in the Loan Agreement.

         Borrower has formed, solely for the purpose of purchasing the assets or Capital Stock of another Person, an indirect wholly-owned subsidiary, KWS Acquisition Corp., a Texas corporation (the "Acquisition"), which is one hundred (100%) percent owned by MIC. Acquisition desires to merge with and into KWS Manufacturing Company, Inc., formerly known as KWS Holding Company, Inc. (the surviving corporation of a merger by and between KWS Manufacturing Company, Inc. and KWS Holding Company, Inc.), so that KWS Manufacturing Company, Inc. will be the surviving corporation. Upon the effectiveness of the KWS Merger, KWS Manufacturing Company, Inc., a Texas corporation ("KWS") will be a wholly-owned


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indirect  subsidiary  of  Borrower.  As part of the KWS  Merger (as such term is defined below), Floyd W. Watkins, holder of all the issued and outstanding shares of Capital Stock of KWS Manufacturing Company, Inc. (immediately prior to the effective time of the KWS Merger) shall receive as consideration for surrendering his shares, consideration in a maximum principal amount not to exceed $7,812,591 in accordance with the terms of the KWS Merger Agreements.

(a) Borrower and Guarantors have requested that Lender consent to the formation of and MIC's investment in Acquisition, a new directly wholly-owned subsidiary of MIC and an indirectly wholly-owned subsidiary of Borrower, add Acquisition as a Guarantor party to the Loan Agreement, consent to the KWS Merger, and upon the effectiveness of the KWS Merger, make certain supplemental loans to Borrower. Lender is willing to make such loans and agree to such amendments to the extent set forth herein.
(b)
(c) In consideration of the foregoing, the mutual agreements and covenants contained in this Amendment No. 5 to Loan and Security Agreement (this "Amendment"), and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, Borrower, Guarantors and Lender agree as follows:
(d)
2.  Definitions.
3.
(a) Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation of, each of the following definitions:
(b)
(i) "Acquisition" shall mean KWS Acquisition Corp., a Texas corporation, and its successors and assigns.
(ii)
(iii)"Capital Expenditures" shall mean, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.
(iv)
(v) "EBITDA" shall mean, as to any Person, with respect to any period, an amount equal to: (A) the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, plus (B) depreciation, amortization and other non-cash charges (including, but not limited to, imputed interest and deferred compensation) for such period (to the extent deducted in the computation of Net Income), all in accordance with GAAP, plus (C) Interest Expense for such period (to the extent deducted in the computation of Net Income), plus (D) charges for Federal, State, local and foreign income taxes for such period (to the extent deducted in the computation of Net Income), minus (E) all income (and plus all charges, up to the amount of such income) attributable to any Subsidiary of such Person, if and to the extent such income was not distributed to such Person in cash.
(vi)


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(vii) "Fixed Charge Coverage Ratio" shall mean, for any period of determination, the ratio of (A) EBITDA of such Person and its Subsidiaries to (B) the Fixed Charges of such Person and its Subsidiaries for such period.
(viii)
(ix) "Fixed Charges" shall mean for any Person and its Subsidiaries, on a consolidated basis, for any period, the sum of, without duplication, (A) all Interest Expense, (B) all Capital Expenditures (exclusive of purchases of assets secured by purchase money security interests), and (C) all regularly scheduled (as determined at the beginning of the respective period) principal payments of Indebtedness for borrowed money, Indebtedness secured by purchase money security interests in real or personal property, and Indebtedness with respect to Capital Leases (and without duplicating in items (A) and (C) of this definition, the interest component with respect to Indebtedness under Capital Leases).
(x)
(xi) "Interest Expense" shall mean, for any period, as to any Person, all of the following as determined in accordance with GAAP: total interest expense, whether paid or accrued during such period (including the interest component of Capital
Leases  for  such  period),  including,   without  limitation,  all  bank  fees,
commissions, discounts and other fees and charges owed with respect to letters of credit (but excluding amortization of discount and amortization of deferred financing fees paid in cash in connection with the transactions contemplated hereby, interest paid in property other than cash and any other interest expense not payable in cash).
(xii)
(xiii) "KWS"  shall  mean  KWS   Manufacturing   Company,  Inc.,  the   survivor
corporation of the merger between KWS Acquisition Corp., wholly-owned subsidiary of MIC and KWS Manufacturing Company, Inc., and its successors and assigns.
(xiv)
(A) "KWS Amendment Agreements" shall mean, individually and collectively, this Amendment No. 5 to Loan and Security Agreement by and among Lender, Borrower and Guarantors, the Guarantee by Acquisition in favor of Lender, the Information
Certificate of Acquisition, the Patent Collateral Assignment and Security Agreement, between Acquisition and Lender, the Collateral Assignment of Notes by Borrower in favor of Lender, the Acknowledgment of Assignment and Waiver of Defense by Acquisition in favor of Lender, the Collateral Assignment of Acquisition Agreements made by Acquisition in favor of Lender, UCC-1 Financing Statements between Acquisition, as debtor and Lender, as secured party, the Ratification and Assumption Agreement made by KWS in favor of Lender, the Information Certificate of KWS, UCC-1 Financing Statements between KWS, as debtor and Lender, as secured party, each of the foregoing agreements dated as of the date hereof, and all other agreements, documents and instruments by Borrower, Acquisition, KWS and such other Persons with, to or in favor of Lender executed in connection with any of the foregoing, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
(B)
(xv) "KWS Existing Lenders" shall mean the existing lenders to KWS listed on Schedule A annexed hereto and made a part hereof.
(xvi)


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

(xvii) "KWS Maximum Supplemental Revolving Loan Limit" shall mean, on the date of the KWS Amendment Agreements, the sum of $1,450,000, as reduced on the first day of each calendar month, commencing, April 1, 2000 to the amount set forth next to such date below:
(xviii)
              Reduction Date            KWS Maximum Supplemental Revolving Limit

(A)           April 1, 2000                    $1,389,583.00
(B)           May 1, 2000                      $1,329,166.00
(C)           June 1, 2000                     $1,269,349.00
(D)           July 1, 2000                     $1,208,332.00
(E)           August 1, 2000                   $1,147,915.00
(F)           September 1, 2000                $1,087,498.00
(G)           October 1, 2000                  $1,027,081.00
(H)           November 1, 2000                 $  966,664.00
(I)           December 1, 2000                 $  906,247.00
(J)           January 1, 2001                  $  845,830.00
(K)           February 1, 2001                 $  785,413.00
(L)           March 1, 2001                    $  724,996.00
(M)           April 1, 2001                    $  664,579.00
(N)           May 1, 2001                      $  604,162.00
(O)           June 1, 2001                     $  543,745.00
(P)           July 1, 2001                     $  483,328.00
(Q)           August 1, 2001                   $  422,911.00
(R)           September 1, 2001                $  362,494.00
(S)           October 1, 2001                  $  302,077.00
(T)           November 1, 2001                 $  241,660.00
(U)           December 1, 2001                 $  181,243.00
(V)           January 1, 2002                  $  120,826.00
(W)           February 1, 2002                 $   60,417.00
(X)           March 1, 2002                    $     - 0-
(Y)           and at all times thereafter

(i) "KWS Merger" shall mean the merger of KWS Acquisition Corp., a Texas corporation, with and into KWS Manufacturing Company, Inc., with KWS Manufacturing Company, Inc. as the surviving corporation pursuant to the terms of the KWS Merger Agreements.
(ii)
(iii) "KWS Merger Agreements" shall mean, individually and collectively, the Agreement and Plan of Merger by and among KWS Acquisition Corp., KWS Manufacturing Company, Inc. and Floyd W. Watkins and all related agreements, documents and instruments, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
(iv)


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(v) "KWS Supplemental  Revolving Loan Limit" shall mean, at any time, the lesser of (A) the amount equal to (1) one hundred (100%) percent of the sum of the value of the Net Amount of Eligible Accounts of Borrower and Guarantors and the value of Eligible Inventory of Borrower and Guarantors (for purposes of this Section the term "value" means: with respect to Eligible Accounts, their book value and with respect to Eligible Inventory, the lower of its cost and its book value (on a first-in-first out basis), in each case, determined in accordance with GAAP) minus (2) the amount of Loans outstanding as of such time based on the applicable lending formula set forth in Section 2.1(a) hereof or (B) the KWS Maximum Supplemental Revolving Loan Limit then in effect.
(vi)
(vii) "KWS Term Loan" shall mean the term loan made by Lender to Acquisition, on the date hereof, in the original principal amount not to exceed $2,140,000, on the terms and conditions set forth in the KWS Term Loan Documents.
(viii)
(A) "KWS Term Loan Documents" shall mean the Term Promissory Note in the principal amount of $2,140,000, dated the date hereof, made by Acquisition in favor of Lender, the Term Loan and Security Agreement dated the date hereof, by and between Lender and Acquisition, the Deed of Trust and Security Agreement, dated the date hereof, made by KWS in favor of Lender with respect to the real property and related assets of KWS located in Joshua, Texas, and all other agreements, documents and instruments by KWS and other Persons, with, to or in favor of Lender executed in connection with any of the foregoing, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
(B)
(ix) "KWS Term Loan Collateral" shall mean "Collateral" as such term is defined in the KWS Term Loan Documents.
(x)
(xi) "Net Income" shall mean, with respect to any Person, for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary, one-time or non-recurring gains) after deducting all charges which should be deducted before arriving at the net income (loss) for such period and after deducting the Provision for Taxes for such period, all as determined in accordance with GAAP; provided, that, (a) the net income of any Person that is not a wholly-owned Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to such Person or a wholly-owned Subsidiary of such Person; (b) the effect of any change in accounting principles adopted by such Person or its Subsidiaries after the date hereof shall be excluded; and (c) the net income (if positive) of any wholly-owned Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such wholly-owned Subsidiary to such Person or to any other wholly-owned subsidiary of such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such wholly-owned Subsidiary shall be excluded. For the purpose of this definition, net income excludes any gain (but not loss) together with any related Provision for Taxes for such gain (but not loss) realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation,


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

dispositions pursuant to sale and leaseback transactions) or of any Capital Stock of such Person or a Subsidiary of such Person and any net income realized as a result of changes in accounting principles or the application thereof to such Person.
(xii)
(xiii) "KWS Supplemental Revolving Loans" shall mean the loans hereafter made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 5 hereof.
(xiv)
(xv) "KWS Supplemental Revolving Loan Termination Date" shall mean the earlier to occur of (A) Lender's determination that, as of the end of any fiscal quarter of KWS, the Fixed Charge Coverage Ratio of KWS for such fiscal quarter is less than 1.0 to 1.00 or (B) March 1, 2002.
(xvi)
(xvii) "Revolving Loan Limit" shall mean $55,000,000.
(xviii)
2.     Amendments to Definitions.
3.
(a) All references to the term "Guarantor" and "Guarantors" in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, Acquisition, and upon the effectiveness of the KWS Merger, all references in the Loan Agreement (i) to the term "Guarantor" and "Guarantors" shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, KWS, as the surviving corporation of the KWS Merger, and (ii) to the term "Acquisition" shall be deemed references to KWS, as the surviving corporation of the KWS Merger.
(b)
(c) All references to the term "Financing Agreements" in the Loan Agreement shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, this Amendment No. 5, and all other agreements, documents and instruments at any time executed and/or delivered by Borrower or any other person in connection with any of the foregoing, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced.
(d)
(e) All references to the term "Loans" in any of the Financing Agreements shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, the KWS Supplemental Revolving Loans, except, that, the term "Loans" as used in Sections 1.4, 1.31, 1.50, 1.69, 2.1(a),(c) and (e), 2.2 (a),
(c) and (e) and 3.1(a) and 3.4 shall only mean those the loans now or hereafter made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.
(f)
(g) All references to the term "Obligations" in any of the Financing Agreements shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, the obligations of Borrower to Lender arising pursuant to or in connection with the KWS Supplemental Revolving Loans,


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

including principal, interest, fees, costs, expenses and other charges in respect thereof.
(h)
(i) The  references in Sections  1.33(a)(ii)  and Section
2.2(c) to the "Maximum Credit" is hereby deleted in its entirety and the term "Revolving Loan Limit" substituted therefor.
(j)
(k) Section 1.41 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:
(l)
                  "  1.41  "Guarantor   Availability"  shall  mean,  as  to  any
                  Guarantor, at any time, the amount equal to: (a) the applicable percentage for such Guarantor set forth in Section 2.1(a) multiplied by the Net Amount of Eligible Accounts of such Guarantor, plus (b) the applicable percentage for such Guarantor set forth in Section 2.1(a) multiplied by the Value of the Eligible Inventory of such Guarantor, minus (c) the Availability Reserves allocated by Lender to such Guarantor, except, that, in the case of Acquisition, "Guarantor Availability" shall include, in addition to and not in limitation of clauses (a) through (c) above, the amount of the KWS Supplemental Revolving Loan Limit then in effect."

(a) Section 1.47 of the Loan Agreement is hereby amended to include the following additional clause (g) thereto:
(b)
                  "and (g) the promissory note dated March __, 2000 issued by Acquisition and payable to Borrower."

1. Consent to KWS Merger. Subject to the terms and conditions contained herein, Lender hereby confirms and agrees that it consents to the KWS Merger pursuant to the terms of the KWS Merger Agreements (as in effect on the date hereof).
2.
(a) Loans. Sections 2.1(a)(viii) and (ix) of the Loan Agreement are hereby deleted and replaced in their entirety as follows:
(b)
                    "(viii) forty (40%) percent of the Value of the Eligible Inventory of the Leer Retail Division of TAG, provided, that, Lender may at any time after the date hereof upon written notice to Borrower increase such percentage to sixty (60%) percent of the Value of such Eligible Inventory, plus

                    (ix) eighty-five (85%) percent of the Net Amount of Eligible Accounts of Acquisition, plus"

(a) Section 2.1 (a) of the Loan Agreement is hereby amended to include the following additional sections (x) and (xi) as follows:

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
(b)
                    "(x) sixty (60%) percent of the Value of the Eligible Inventory of Acquisition, minus

                    (xi) any Availability Reserves."

(a) Section 2.1 (c) is hereby amended by adding the following sentence at the end of the Section:
(b)
                    " Notwithstanding anything to the contrary herein, the aggregate amount of the Loans based on Eligible Inventory of Acquisition outstanding at any time shall not exceed $1,000,000."

(a) Section 2.1(d) of the Loan Agreement is hereby deleted in its entirety and replaced as follows:
(b)
                    "(d) Except in Lender's discretion, (i) the aggregate amount of the Loans made pursuant to Section 2.1(a) hereof and the Letter of Credit Accommodations outstanding at any time shall not exceed the Revolving Loan Limit, and (ii) the aggregate amount of Loans and Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the sublimits for Letter of Credit Accommodations set forth in
                    Section 2.2(d) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions. Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded."

(a) The phrase "in each case pursuant to and in accordance with the Intercompany Loan Documents as in effect on the date hereof" set forth in Section 2.4 and elsewhere in the Loan Agreement and the other Financing Agreements of the Loan Agreement is hereby deemed to include the Intercompany Loan Documents by and between Borrower, as lender and Acquisition, as borrower, each dated March 8, 2000.
(b)


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

2. KWS Supplemental Revolving Loans.
3.
(a) In addition to the loans, advances and Letter of Credit Accommodations which may be made by Lender to Borrower pursuant to the Loan Agreement and the other Financing Agreements, subject to and upon the terms and conditions contained herein, and in the other Financing Agreements, Lender agrees to make the KWS Supplemental Revolving Loans to Borrower from time to time in amounts requested by Borrower, up to the amount at any time outstanding equal to the KWS Supplemental Revolving Loan Limit as then in effect.

(a) Except in Lender's discretion, Borrower shall not have any right to request, and Lender shall not make, any KWS Supplemental Revolving Loans in excess of the KWS Supplemental Revolving Loan Limit or after the KWS Supplemental Revolving
Loan Termination Date and the amount of outstanding KWS Supplemental Revolving Loans shall not, at any time, exceed the KWS Supplemental Revolving Loan Limit. The KWS Supplemental Revolving Loans shall be secured by all the Collateral.
(b)
(c) Notwithstanding anything to the contrary contained herein or in the other Financing Agreements, (i) on each date when any reduction to the KWS Supplemental Revolving Loan Limit becomes effective, Borrower agrees absolutely and unconditionally to automatically and without notice or demand make a payment in respect of the KWS Supplemental Revolving Loans in an amount equal to the excess, if any, of the aggregate unpaid principal amount of the KWS Supplemental Revolving Loans over the KWS Supplemental Revolving Loan Limit as so reduced in immediately available funds and (ii) unless sooner demanded by Lender in accordance with terms of the Financing Agreements, Borrower further agrees that all outstanding and unpaid Obligations arising pursuant to the KWS Supplemental Revolving Loans (including, but not limited to, principal, interest, fees, costs, expenses and other charges in respect thereof payable by Borrower to Lender) shall automatically, without notice or demand, be absolutely and unconditionally due and payable, and Borrower shall pay to Lender in cash or other immediately available funds all such Obligations, on the KWS Supplemental Revolving Loan Termination Date. Interest shall accrue at the Interest Rate set forth in Section 5(d) below and be due, until and including the next Business Day, if the amount so paid by Borrower to the bank account designated by Lender for such purpose is received in such bank account after 12:00 p.m. New York City time.
(d)
(i) The term "Interest Rate" shall mean with respect to KWS Supplemental Revolving Loans, a rate of one (1%) percent per annum in excess of the Prime Rate. Notwithstanding the foregoing, "Interest Rate" shall mean the rate equal to two (2%) percent per annum in excess of the interest rate otherwise then payable by Borrower on KWS Supplemental Revolving Loans, at Lender's option, without notice, for the period on and after the date of termination or non-renewal of the Loan Agreement, or the date of the occurrence of any Event of Default and for so long as such Event of Default is continuing as determined by Lender and at any time and to the extent the outstanding principal amount of the KWS Supplemental Revolving Loans in excess of the KWS Supplemental Revolving Loan Limit then in effect.
(ii)


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

(iii) Acknowledgment. Acquisition hereby expressly agrees to perform, comply with and be bound by all terms, conditions and covenants of the Loan Agreement and the other Financing Agreements applicable to all Guarantors and as applied to Acquisition, as a Guarantor, with the same force and effect as if Acquisition had originally executed and been an original Guarantor signatory to the Loan Agreement and the other Financing Agreements, and agrees that Lender shall have all rights, remedies and interests, including, without limitation, security interests in and to the Collateral granted pursuant to Section 7 below, the Loan Agreement and the other Financing Agreements, with respect to Acquisition and its properties and assets with the same force and effect as Lender has with respect to the other Guarantors and their assets and properties as if Acquisition had originally executed and had been an original Guarantor signatory to the Loan Agreement and the other Financing Agreements.
(iv)
2.  Collateral.
3.
(a) Without limiting the provisions of Section 6 hereof, Section 5 of the Loan Agreement and the other Financing Agreements, as collateral security for the payment and performance of all Obligations, Acquisition hereby grants to Lender a continuing security interest and lien upon, and a right of set-off against, and hereby assigns to Lender, as security, all of the following property and interests in property, whether now owned or hereafter acquired:

(i) Receivables;
(ii)
(iii) all present and future contract rights and other general intangibles, including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, and also including, but not limited to, choses in action and other claims in connection with or related to the Receivables or any of the other Collateral;
(iv)
(1) all present and future chattel paper, documents and instruments which evidence or relate to Receivables or Inventory and including all documents of title or which evidence or relate to indebtedness arising pursuant to Receivables or any of the other Collateral (including, without limitation, the Intercompany Notes or any promissory notes or instruments which at any time evidence indebtedness of any Affiliate of Acquisition arising from loans, advances or other financial accommodations made or provided by Acquisition to or for the benefit of such Affiliate with proceeds of the Loans or in connection with the Letter of Credit Accommodations and promissory notes or other instruments which evidence indebtedness of any account debtor or other obligor in respect of any Receivables);
(2)
(B) all present and future monies, securities, credit balances, deposits, deposit accounts, documents, instruments and other property of Acquisition now or hereafter held or received by or in transit to Lender or its affiliates, whether for safekeeping, pledge, custody, transmission, collection or otherwise, all present and future monies, securities, credit balances and deposits at any bank or other financial institution constituting proceeds of Receivables or any of the other Collateral or constituting proceeds of loans, advances or other financial accommodations made or provided by Lender or its Affiliates to or for the benefit of Acquisition or its Affiliates or constituting proceeds of loans, advances or other financial accommodations made or provided by Acquisition to or for the benefit of any Affiliate with proceeds of the Loans or in connection with the Letter of Credit Accommodations or held or deposited in or delivered to any deposit account or other account used in connection with the collection of Receivables or any of the other Collateral, or containing proceeds of the Receivables or any of the other Collateral, or containing proceeds of Loans or Letter of Credit Accommodations made or provided by Lender or its Affiliates to or for the benefit of Acquisition or its Affiliates, or proceeds of loans, advances or other financial accommodations made or provided by Acquisition to or for the benefit of any Affiliate with proceeds of the Loans or in connection with the Letter of Credit Accommodations, and all right, title and interest of Acquisition in or to any deposit account or other account maintained at any bank or other financial institution used in connection with the collection of the Receivables or any of the other Collateral, or containing proceeds of the Receivables or any of the other Collateral, or containing proceeds of Loans or Letter of Credit Accommodations made or provided by Lender or its Affiliates to or for the benefit of Acquisition or its Affiliates, or proceeds of loans, advances or other financial accommodations made or provided by Acquisition to or for the benefit of any Affiliate with proceeds of the Loans or in connection with the Letter of Credit Accommodations;
(C)
(D) all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables or any of the other Collateral, including, without limitation, rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Receivables or any of the other Collateral, rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, goods described in invoices, documents, contracts or instruments, credit card sales drafts, credit card sales slips or charge slips or receipts and other forms of daily store receipts with respect to, or otherwise representing or evidencing Receivables or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, deposits by and property of account debtors or other persons securing the obligations of account debtors, and security interests granted by Affiliates of Acquisition to Acquisition to secure Indebtedness arising from loans, advances or other financial accommodations made or provided by Acquisition to or for the benefit of such Affiliate or otherwise;
(E)
(v)  Inventory;
(vi)
(vii) all leases and rental agreements for personal property between Acquisition, as lessor (whether by origination or derivation) and any and all persons or parties as lessee(s), and all rentals, purchase option amounts, and other sums due thereunder; and all inventory, goods and property subject to such leases and rental agreements and all accessions, parts and tools attached thereto or used therewith and all of the residual or reversionary rights of Acquisition therein;
(viii)
(ix) Records;  and

(x)
(xi) all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and all claims against third parties for loss or
damage  to  or  destruction   of  any  or  all  of  the  foregoing.
(xii)
(b) Notwithstanding anything to the contrary contained in Section 7(a)above, the types or items of Collateral shall not include any rights or interests in any contract, lease, permit, license, charter or license agreement covering personal property, as such, if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the valid grant of a security interest or lien therein to Lender is prohibited and such prohibition has not been or is not waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been or is not otherwise obtained or under applicable law such prohibition cannot be waived; provided, that, the foregoing exclusion shall in no way be construed (i) to apply if such prohibition is unenforceable under Section 9-318 of the UCC or other applicable law or (ii) so as to limit, impair or otherwise affect Lender's unconditional continuing security interests in and liens upon any rights or interests of Acquisition in or to monies due or to become due under any such contract, lease, permit, license, charter or license agreement (including, without limitation, any Accounts or other Receivables).
(c)
(d) Without limiting the foregoing, or the other Collateral pursuant to the Loan Agreement or any of the other Financing Agreements, in order to induce Lender to make loans and advances and provide other financial accommodations to Borrower under the Loan Agreement, and as additional collateral for the payment and performance when due of all Obligations of Borrower and Acquisition, as the case may be, Acquisition hereby pledges and assigns to Lender and grants to Lender a security interest in, all of its now existing and hereafter arising (i) rights, remedies, claims for monies, indemnification claims and claims for damages or other relief pursuant to or in respect of the KWS Merger Agreements,
(ii) rights, remedies, claims for monies, indemnification claims and claims for damages or other relief under or in respect of the documents and instruments referred to in the KWS Merger Agreements, and (iii) all proceeds, collections, recoveries and rights with respect to the foregoing. Nothing set forth herein, and no act taken by Lender pursuant to the pledges, assignments and grants of security interests set forth herein shall constitute an assumption by Lender of any obligation or liability of Acquisition pursuant to or in connection with the KWS Merger Agreements or otherwise.
(e)
2. Payments. Notwithstanding anything to the contrary set forth in Section 6.4 of the Loan Agreement, Lender shall apply payments received or collected from Borrower or Guarantors or for the account of Borrower or Guarantors (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral or any other property which is security for the Obligations), first, to all Obligations (other than the outstanding principal amount of the KWS Supplemental Revolving Loans) which are then due and payable, second, to all Obligations (other than the outstanding principal amount of the KWS Supplemental Revolving Loans) which are not then due and payable, and third, to the outstanding principal amount of the KWS Supplemental Revolving Loans, except, that, (i) on the first day of each calendar month, (ii) upon the occurrence of an Event of Default or act, condition or event which with notice, lapse of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, (iii) during the period on and after the date of termination or non-renewal of the Loan Agreement, and (iv) to the extent that the aggregate principal amount of the KWS Supplemental Revolving Loans at any time outstanding is in excess of the KWS Supplemental Revolving Loan Limit then in effect, Lender may apply payments received or collected from Borrower or Guarantors or for the account of Borrower or Guarantors (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral or any other property which is security for the Obligations), first, to such Obligations that are then due and payable and then in such order or manner as Lender determines. 3.

4. References in Section 9 of the Loan Agreement. The phrase ",Revolving Loan Limit" is hereby inserted after the term "sublimits" each time the term sublimits appears in Sections 9.7(b)(ii), 9.9(g)(vii), 9.9(h)(vi), and 9.9(m)(vii) of the Loan Agreement.
5.
6. Priority of Liens. The first sentence of Section 8.4 of the Loan Agreement is hereby deleted and the following substituted therefor:
7.
                  "The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral except with respect to any assets and properties of Acquisition which are included within the KWS Term Loan Collateral."

1.  Sales of Assets.
2.
(a) Section 9.7(b)(ii) is hereby amended to include the following at the end of the Section:
(b)
                  "; provided, that, in the case of Acquisition, Acquisition may only dispose of Equipment and Real Property constituting KWS Term Loan Collateral in accordance with the terms of the KWS Term Loan Documents, except, that, as at any time the outstanding Loans exceed the amount of the Loans available to Borrower based on the lending formulas set forth in Section
                  2.1 hereof, subject to any then applicable Availability Reserves, sublimits and the Maximum Credit, or the intercompany loans by Borrower to KWS pursuant to the Intercompany Loan Documents exceeds the Guarantor Availability of KWS (less the KWS Supplemental Revolving Loan Limit then in effect), the Net Available Proceeds from such disposition equal to such Loans which exceed the amounts available to Borrower or KWS shall be paid directly to Lender for application to the Obligations in such order and manner as Lender shall determine;"

(a) The first parenthetical in Section 9.7(b)(vii) is hereby amended to include the phrase "and Acquisition, so long as the KWS Term Loan has not been indefeasibly paid in full, except with respect sales of KWS Term Loan Collateral in accordance with the KWS Term Loan Documents" after the term "Morgan" appears.
(b)
(c) Section 9.7(b)(viii) is hereby amended to include the following at the end of such Section:
(d)
                  "provided, further, that, in the case of Acquisition, so long as the KWS Term Loan has not been indefeasibly paid in full, Acquisition may only sell less than all or substantially all of its assets (other than Capital Stock) constituting KWS Term Loan Collateral in accordance with the KWS Term Loan Documents;"

1. Encumbrances. Section 9.8(e) is hereby amended to include the following at the end of such Section:
2.
                  "except, that, so long as the KWS Term Loan has not been indefeasibly paid in full, Acquisition may not grant any such purchase money security interests or purchase money mortgages unless such liens are permitted pursuant to the KWS Term Loan Documents;"

1.   Indebtedness.
2.
(a) Section 9.9(a) is hereby amended to include the following at the end of such Section:
(b)
                    "and the Indebtedness owing by Acquisition to Lender in respect of the KWS Term Loan and KWS Term Loan Documents;"

(a) The definition of "Refunding Indebtedness" in Section 9.9(q) is hereby amended to include the indebtedness and "Obligations" (as such term is defined in the KWS Term Loan Documents) of KWS to Lender under and pursuant to the KWS Term Loan Documents.
(b)
2. Events of Default. Section 10.1(i) is hereby amended to include the following at the end of the Section:
3.
                     "or Event of Default under the KWS Term Loan Documents;"

1. Amendments to Schedules and Exhibits. Schedules 1.20, 1.35, 1.48, 6.3, 8.1, 8.4, 8.8, 8.9, 9.9 and 9.10 to the Loan Agreement are hereby supplemented to include the information with respect to Acquisition and KWS as set forth as indicated on Schedule B annexed hereto and the Information Certificates delivered by Acquisition and KWS in accordance with Section 20(b) hereof shall constitute its Information Certificate for purposes of Section 1.45 of the Loan Agreement.
2.
3. KWS Term Loan. Notwithstanding anything to the contrary set forth in the Loan Agreement, Lender hereby consents to the making of the KWS Term Loan on the terms and conditions set forth in the KWS Term Loan Documents.
4.
5. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by
Borrower or Guarantors to Lender pursuant to the other Financing Agreements, Borrower and Guarantors hereby represent, warrant and covenant with and to Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):
6.
(i) The KWS  Merger is valid and  effective  in  accordance  with the KWS Merger
Agreements, and the corporation statutes of the state of Texas and KWS Manufacturing Company, Inc. shall be the surviving corporation pursuant to the KWS Merger.
(ii)
(iii) All actions and proceedings required by the KWS Merger Agreements, applicable law and regulation (including, but not limited to, compliance with Hart-Scott-Rodino Anti-Trust Improvement Act of 1976 as amended) have been taken and the transactions required thereunder have been duly and validly taken an consummated.
(iv)
(v) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the KWS Merger Agreements and no government action or proceeding has been threatened or commenced seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the KWS Merger Agreements.
(vi)
(vii) Contemporaneously with the KWS Merger, KWS, as survivor pursuant to the KWS Merger, shall continue to be and shall be directly and primarily liable in all respects for all of the Obligations and the Obligations are unconditionally owing to Lender, without offset, defense or counterclaim of any kind, nature or description whatsoever. The security interests in and liens upon the assets and properties of Acquisition in favor of Lender shall continue upon such assets and properties to which KWS shall succeed pursuant to the KWS Merger, and such security interests and liens and their perfection and priority shall continue in all respects in full force and effect. Without limiting the generality of the foregoing, the KWS Merger shall in no way limit, impair or adversely affect the Obligations, howsoever arising, or any security interests or liens securing the same.
(viii)
(ix) The loans and the investments of Borrower and MIC in Acquisition and the other arrangements of Borrower and the other Guarantors with Acquisition, contemplated herein do not violate any law or regulation or any order or decree of any court or governmental instrumentality in any respect and do not and will not conflict with or result in the breach of, or constitute a default in any respect under, any agreement, document or instrument to which Borrower, Acquisition or any other Guarantor is a party or may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of Borrower, Acquisition or any other Guarantor or violate any provision of the Certificate of Incorporation or By-Laws of Borrower, Acquisition or any other Guarantor.
(x)
(xi) Borrower and Acquisition have delivered, or caused to be delivered, to Lender, true, correct and complete copies of the KWS Merger Agreements.
(xii)
(b) After giving effect to the KWS Merger, all of the issued and outstanding shares of Capital Stock of KWS shall be directly and beneficially owned and held by MIC and all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, security interests, pledges and encumbrances of any kind, except as permitted in the Loan Agreement.
(c)
(d) This Amendment has been duly authorized, executed and delivered by Borrower and Guarantors, and the agreements and obligations of Borrower and Guarantors contained herein constitute legal, valid and binding obligations of Borrower and Guarantors enforceable against Borrower and Guarantors in accordance with their respective terms.
(e)
(f) Neither the execution and delivery of this Amendment, nor the modifications to the Financing Agreements contemplated by this Amendment shall violate any applicable law or regulation, or any order or decree of any court or any governmental instrumentality in any respect or does or shall conflict with or result in the breach of, or constitute a default in any respect under, any indenture, including, without limitation, the Senior Indenture or any material mortgage, deed of trust, security agreement, agreement or instrument to which Borrower or any Guarantor is a party or may be bound, or violate any provision of the organizational documents of Borrower or Guarantors.
(g)
(h) All of the representations and warranties set forth in the Loan Agreement as amended hereby, and the other Financing Agreements, are true and correct in all material respects, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.
(i)
(j) No Event of Default exists on the date of this Amendment (after giving effect to the amendments to the Loan Agreement provided in this Amendment).
(k)
(l) KWS has become a Restricted Subsidiary and Subsidiary Guarantor under and in accordance with the terms of the Senior Note Indenture.
(m)
(n) Each of Acquisition, and KWS Manufacturing Company, Inc. (immediately prior to the KWS Merger) is solvent, and KWS, after giving effect to the KWS Merger, will continue to be solvent after the assumption of the Obligations, the creation of the security interests of Lender and the consummation of the other transactions contemplated hereunder, is able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business and all businesses in which it is about to engage. The assets and properties of KWS at a fair valuation and at their present fair salable value are, and will be, greater than the Indebtedness of KWS, and including subordinated and contingent liabilities computed at the amount which, to the best of KWS's and the other Borrowers' knowledge and to the best of Guarantors' knowledge, represents an amount which can reasonably be expected to become an actual or matured liability.
(o)
(p) Borrower and KWS shall deliver, or cause to be delivered, to Lender, within ninety (90) days from the date hereof, an opening balance sheet of KWS after giving effect to the transactions contemplated by this Agreement and the KWS Merger Agreements, together with a certificate, dated on such date, signed by the Chief Financial Officer of KWS certifying that such opening balance sheet has been prepared in accordance with GAAP and presents fairly the financial condition of KWS as of that date.
(q)
(i) Loans. Subject to the terms and conditions contained herein and the Loan Agreement, Lender hereby consents to the intercompany loan by Borrower to Acquisition as of the date hereof with the proceeds of the KWS Supplemental Revolving Loans as described in Section 5 hereof and the intercompany loans by Borrower to Acquisition on and after the date hereof from time to time with the proceeds of the Loans as described in Section 2.4 of the Loan Agreement; provided, that, the intercompany loans by Borrower to Acquisition as of the date hereof are and shall be evidenced by the promissory note dated the date hereof, issued by Acquisition in favor of Borrower, the original of which shall be endorsed, assigned and delivered to Lender to hold as part of the Collateral, each of the intercompany loans by Borrower to Acquisition after the date hereof shall be evidenced by the Intercompany Note, and in no event, except in Lender's discretion, shall the total amount of the Indebtedness of KWS to Borrower evidenced by or arising under the Intercompany Note at any time outstanding exceed the Guarantor Availability with respect to KWS.
(ii)
7. Amendment Fee. In consideration of this Amendment, Borrower shall pay to Lender or Lender, at its option, may charge the account of Borrower maintained by Lender an amendment fee in the aggregate amount of $35,000, which fee is fully earned as of the date hereof and may, at Lender's option, be charged directly to Borrower's loan account maintained by Lender.
8.
9. Conditions Precedent. The making of the KWS Supplemental Revolving Loans and the effectiveness of the consents and amendments set forth herein, shall be subject to the receipt by Lender of each of the following, in form and substance satisfactory to Lender:
10.
(a) an original of this Amendment, duly authorized, executed and delivered by Borrower and Guarantors;
(b)

(c) Lender shall have received, in form and substance satisfactory to Lender, the other KWS Amendment Agreements, each duly authorized, executed and delivered by the parties thereto;
(d)
(e) Lender shall have received, in form and substance satisfactory to Lender, evidence that the KWS Merger Agreements have been duly executed and delivered by and to the appropriate parties thereto and the transactions contemplated under the terms of the KWS Merger Agreements have been consummated prior to or contemporaneously with the execution of this Amendment;
(f)
(g) Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by the KWS Existing Lenders of their respective financing arrangements with KWS and the termination and release by each of them of any interest in and to any assets and properties of KWS, duly authorized, executed and delivered by each of them, including, but not limited to, UCC termination statements for all UCC financing statements previously filed by each of them, as secured party and KWS, as debtor;
(h)
(i) Lender shall have received, in form and substance satisfactory to Lender, evidence that all required consents or approvals of any persons other than Lender to the KWS Merger, and the loans and investments by Borrower and MIC in Acquisition and the other arrangements of Borrower and the Guarantors with Acquisition and KWS contemplated herein have been obtained;
(j)
(k) Lender shall have received, in form and substance satisfactory to Lender, evidence that (i) the Articles of Merger with respect to the merger of KWS Holding Company, Inc., and KWS Manufacturing Co., Inc. has been filed with the Secretary of State of Texas and such merger is valid and effective in accordance with the terms and provisions of the applicable corporate statutes of the State of Texas, and (ii) the Articles of Merger with respect to the KWS Merger has been filed with the Secretary of State of Texas and the KWS Merger is valid and effective in accordance with the terms and provisions of the applicable corporate statutes of the State of Texas;
(l)
(m) Lender shall have received the originals of the Intercompany Note made by Acquisition, as duly authorized, executed and delivered by Acquisition and as duly endorsed and assigned by Borrower to Lender;
(n)
(o) Lender shall have received, in form and substance satisfactory to Lender, a fully executed copy of the Third Supplemental Indenture, dated on or about the date hereof, to the Senior Note Indenture pursuant to which Acquisition has become a Subsidiary Guarantor and Restricted Subsidiary (as each such term is defined in the Senior Note Indenture);
(p)
(i) Lender has received evidence, in form and substance satisfactory to Lender, that, on or before the date hereof, MIC has made a cash equity contribution to

Acquisition, in immediately available funds in an amount not less than $750,000, and JBPCO has made a loan, in the principal amount of $810,000 to Acquisition, each of which has been used to pay a portion of the cash consideration due to Mr. Floyd W. Watkins and/or repay the existing debt of KWS prior to the KWS Merger in accordance with the terms of the KWS Merger Agreements;
(ii)
(q) Lender shall have received, in form and substance satisfactory to Lender, the KWS Term Loan Documents, duly authorized, executed and delivered by KWS and the other Persons or parties thereto;
(r)
(s) all representations and warranties contained herein and in the Loan Agreement shall be true and correct in all material respects;
(t)
(u) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has valid perfected and first priority security interests in and liens upon the Collateral of KWS and Acquisition and any other property which is intended to be security for the Obligations, subject only to the Permitted Liens;
(v)
(w) Lender shall have completed a field review of the Records and such other information with respect to the Collateral of Acquisition as Lender may require to determine the amount of Loans available to Borrower, the results of which shall be satisfactory to Lender, not more than three (3) Business Days prior to the date hereof;
(x)
(y) Lender shall have received, in form and substance satisfactory to Lender, the collateral assignment by Borrower to Lender of all right, title and interest of Borrower under or pursuant to the Intercompany Loan Documents relating to Acquisition and granting Lender such other rights with respect thereto as Lender may require, duly authorized, executed and delivered by Borrower and acknowledged and agreed to by Acquisition (including any waiver of defenses by Acquisition as against Lender as assignee of Borrower);
(z)
(aa) Lender shall have received evidence of insurance and loss payee endorsements with respect to the Collateral of Acquisition required under the Financing Agreements, in form and substance reasonably satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee with respect to such Collateral; and
(bb)
(cc) Lender shall have received, in form and substance satisfactory to Lender, the opinion letter of counsel to Borrower, Acquisition and KWS (as the surviving corporation of the KWS Merger) with respect to the KWS Merger Agreements, the KWS Merger, the KWS Amendment Agreements, Senior Note Indenture, and the security interest and liens of Lender with respect to the Collateral and such other matters as Lender may request;
(dd)
(ee)   Lender  shall have received the fee referred to in Section 19 hereof; and
(ff)
(gg) after giving effect to the amendments to the Loan Agreement provided in this Amendment, no Event of Default shall exist or have occurred and no event, act or condition shall have occurred or exist which with notice or passage of time or both would constitute an Event of Default.
(hh)
11. Additional Events of Default. The parties hereto acknowledge, confirm and agree that the failure of Borrower or any Guarantor to comply with the covenants, conditions and agreements contained herein shall constitute an Event of Default under the Financing Agreements (subject to the applicable cure period, if any, with respect thereto provided for in the Loan Agreement as in effect on the date hereof).
12.
13. Notices. For purposes of Section 12.2 of the Loan Agreement, notices shall be sent to Acquisition at its offices located at 1100 Louisiana Street, Suite 5400, Houston, Texas 77002, and upon the effective date of the KWS Merger notices to Acquisition shall be sent to KWS at 3041 Conveyor Drive, Joshua, Texas 76058.
14.
15. Effect of this Amendment. Except for the specific amendment expressly set forth herein, no other changes or modifications to the Financing Agreements, and no waivers of any provisions thereof are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.
16.
17. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (without giving effect to principles of conflicts of laws).
18.
19. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
20.
21. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.
22.
23.
24.
25.
26.
                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         Please sign in the space provided below and return a counterpart of this Amendment, whereupon this Amendment, as so agreed to and accepted by Lender, shall become a binding agreement among Borrower, Guarantors and Lender.

                                      Very truly yours,

                                      J.B. POINDEXTER & CO., INC.

                                      By:

                                      Title:

AGREED AND ACCEPTED:

CONGRESS FINANCIAL CORPORATION

By:

Title:


ACKNOWLEDGED AND CONSENTED TO:

EFP CORPORATION

By:

Title:


LOWY GROUP, INC.

By:

Title:


MAGNETIC INSTRUMENTS CORP.

By:

Title:

                       [SIGNATURES CONTINUE ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]



MORGAN TRAILER MFG. CO.

By:

Title:


TRUCK ACCESSORIES GROUP, INC.

By:

Title:


RAIDER INDUSTRIES INC.

By:

Title:


KWS ACQUISITION CORP.

By:

Title: